Exhibit 99.5

                                 AMENDMENT NO. 1
                                       TO
               AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT


          AMENDMENT NO. 1 TO AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT, dated as of March 29, 2001 ( "Amendment"), by and among NEW WORLD COFFEE - MANHATTAN BAGEL, INC., a Delaware corporation (the "Company") and the holders of certain warrants listed on Schedule I hereto (the "Stockholders"), amending the Amended and Restated Registration Rights Agreement dated as of January 18, 2001 (as heretofore amended, the "Registration Rights Agreement"), among the Company and the Stockholders, which amended and restated the Registration Rights Agreement dated as of August 11, 2000, by and between the Company, BET Associates, L.P., and Brookwood New World Investors, LLC. Capitalized terms used herein without definition shall have the meanings set forth in the Registration Rights Agreement.

                                   Background
                                   ----------

          On March 29, 2001, the Company and Halpern Denny III, L.P. ("Halpern Denny") entered into the Second Series F Preferred Stock and Warrant Purchase Agreement (the "Second Purchase Agreement"), pursuant to which, among other things, Halpern Denny purchased an additional 5,000 shares of Series F Preferred Stock, $.001 par value, of the Company, at a purchase price of $1,000.00 per share and the Company delivered warrants in the form attached to the Second Purchase Agreement (the "Additional Warrants") and agreed to issue in the future certain warrants in similar form. The Company has agreed to grant to Halpern Denny certain registration rights with respect the shares issuable upon exercise of the additional warrants issued pursuant to the Second Purchase Agreement.

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

          1. Amendments.
             ----------

          (a) Section 1 of the Registration Rights Agreement is hereby amended by adding the following definition thereto:

                  "The term "Additional Warrants" means the warrants issued pursuant to and in the form attached to the Second Series F Preferred Stock and Warrant Purchase Agreement dated as of March 29, 2001."

          (b) Section 1.1(e) of the Registration Rights Agreement is hereby amended to read in its entirety as follows:

                  "The term "Registrable Securities" means the shares of Common Stock issued or issuable (i) upon exercise of the Warrants and the Additional Warrants; and (ii) any securities of the Company issued or issuable in exchange for, or in replacement of the Common Stock, excluding shares of Common Stock which may be immediately sold under Rule 144."

          (c) The Registration Rights Agreement is hereby amended by deleting
Schedule I in its entirety and replacing it with Schedule I attached hereto.

          2. The Registration Rights Agreement, as amended by this Amendment, is hereby in all respects confirmed and each of the parties hereto acknowledges and agrees that it is bound by all the terms and provisions thereof, as amended hereby.

          3. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of laws principles.

          4. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as a sealed instrument, all as of the day and year first above written.


COMPANY:                         NEW WORLD COFFEE - MANHATTAN
                                    BAGEL, INC.



                                 By /s/ Ramin Kamfar
                                    ----------------------------------
                                    Name:   Ramin Kamfar
                                    Title:  Chief Executive Officer


STOCKHOLDERS:                    HALPERN DENNY III, L.P.
                                 By:  Halpern Denny & Company V, L.L.C.,
                                      General Partner



                                  By
                                    ----------------------------------
                                    Name:   William J. Nimmo
                                    Title:  Managing Member



                                  BET ASSOCIATES, L.P.

                                  By: BRU Holding Co., LLC
                                      Its General Partner


                                  By:
                                     ---------------------------------
                                     Name:
                                     Title:


                                  BROOKWOOD NEW WORLD INVESTORS LLC

                                  By: Brookwood New World Co., LLC,
                                      Its Managing Member


                                  By:
                                     ---------------------------------
                                     Name:
                                     Title:

                                   SCHEDULE I

                                  STOCKHOLDERS


                                           Series F
Stockholder                             Preferred Stock       Warrant
-----------                             ---------------       -------

Halpern Denny III, L.P.                      25,000,000      10,605,140

BET Associates, L.P.                           8,213.01       3,263,178

Brookwood New World Investors, LLC             8,185.32       3,263,178